DEAN HELLER
Secretary of State

202 North Carson Street                                   FILED # C 9020-01
Carson City, Nevada 89701-4201                                NOV 17 2003
(775)684 5708

                              Certificate of
                                Correction
                       (PURSUENT TO NRS 78, 80,81,82,
                            86,87,88,88A AND 89)
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                           Certificate of Correction
           (Pursuant to NRS 78, 80, 81, 82,  86, 87, 88, 88A and 89)
                          -    Remit in Duplicate  -

1. The name of the entity for which correction is being made:

Global Life Sciences, Inc. merger with and into Too Gourmet, Inc., which survived under the name Global Life Sciences. Inc.
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2. Description of the original document for which correction is being made:

Articles of Merger
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3. Filing date of the original document:  11/12/03
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4. Description of the inaccuracy or defect.

7) Effective Date: The later Of November 17, 2003 or the filing of The Article of Merger.
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5. Correction of the inaccuracy or defect.

7) Effective Date: The later of November 18, 2003 or the filing of the Articles of Merger.
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6. Signature:


/s/ Harrysen Mittler              CEO              11-17-03
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Authorized Signature            Title              Date